UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 12, 2014, the Compensation and Management Development Committee of the Board of Directors of Newfield Exploration Company (the "Company") approved restricted stock grants under the Company’s 2011 Omnibus Stock Plan to certain officers of the Company. The grants were made using the forms of Restricted Stock Unit Award Agreement attached hereto as Exhibit 10.1(1), TSR Restricted Stock Unit Award Agreement attached hereto as Exhibit 10.2(2) and Cash-Settled Restricted Stock Unit Award Agreement attached hereto as Exhibit 10.3(3), as follows:

Name and Title	Restricted Stock Unit Grant(1)	TSR Restricted Stock Unit Grant(2)	Cash-Settled Phantom Stock Unit Grant(3)
Lee K. Boothby – Chairman, President and Chief Executive Officer	39,230	98,040	39,230
Gary D. Packer - – Executive Vice President and Chief Operating Officer	22,500	57,000	22,500
Lawrence S. Massaro – Executive Vice President and Chief Financial Officer	16,000	40,000	16,000
Terry W. Rathert – Executive Vice President and Senior Advisor	16,000	40,000	16,000
William D. Schneider – Senior Vice President - Exploration	12,000	14,000	12,000
George T. Dunn – Senior Vice President - Development	12,000	14,000	12,000
Daryll T. Howard – Vice President – Rocky Mountains	0	10,000	0
Clay M. Gaspar – Vice President – Mid-Continent	1,200	13,500	1,200
John H. Jasek – Vice President – Onshore Gulf Coast	1,200	13.500	1,200
Stephen C. Campbell – Vice President - Investor Relations	0	12,000	0
John D. Marziotti – General Counsel and Corporate Secretary	0	5,000	0
George W. Fairchild – Chief Accounting Officer and Assistant Corporate Secretary	0	4,000	0

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	10.1	Form of 2014 Restricted Stock Unit Award Agreement
	10.2	Form of 2014 TSR Restricted Stock Unit Award Agreement
	10.3	Form of 2014 Cash-Settled Restricted Stock Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: February 19, 2014	By:	/s/ John D. Marziotti
John D. Marziotti
General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description
10.1	Form of 2014 Restricted Stock Unit Award Agreement
10.2	Form of 2014 TSR Restricted Stock Unit Award Agreement
10.3	Form of 2014 Cash-Settled Restricted Stock Unit Award Agreement

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